UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2014 (January 10, 2014)

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2014, Intrexon Corporation (“Intrexon”) and Fibrocell Science, Inc. (“Fibrocell”) entered into a Second Amendment (the “Second Amendment”) to the parties’ Exclusive Channel Collaboration Agreement dated October 5, 2012 as previously amended on June 28, 2013 (the “Channel Agreement” and such previous amendment, the “First Amendment”). The Channel Agreement provides for a “channel collaboration” arrangement between Intrexon and Fibrocell governing a strategic collaboration for the development and commercialization of genetically modified and non-genetically modified autologous fibroblasts and autologous dermal cells in the United States.

The Second Amendment amends the definition of the “Field” in the Channel Agreement to include (i) the enhanced production and purification of non-genetically modified human autologous fibroblasts for use in all aesthetic and therapeutic indications; (ii) the enhanced production and purification of non-genetically modified human autologous dermal cells for use in aesthetic and therapeutic treatment of dermal, vocal cord, and periodontal indications; (iii) the development of genetically modified autologous human fibroblasts for use in all aesthetic and therapeutic indications where an autologous fibroblast itself is the principal effector of the product in contrast to the use of autologous fibroblasts as the source of expression of a systemically available therapeutic protein in which that protein (and not the fibroblast per se) is the principal therapeutic effector; (iv) the development of genetically modified autologous human dermal cells for aesthetic and therapeutic treatment of dermal, vocal cord, and periodontal indications; (v) autologous human fibroblasts genetically modified to express a therapeutic protein and/or bioactive RNA for the treatment of autoimmune and non-infectious inflammatory disorders that manifest in cutaneous tissues, fascia and/or muscle, and (vi) autologous human fibroblasts genetically modified to express bioactive Tenascin X locally to correct connective tissue disorders. The Channel Agreement was not otherwise amended by the Second Amendment.

In connection with the execution of the Second Amendment, on January 10, 2014, Intrexon and Fibrocell entered into a Supplemental Stock Issuance Agreement (the “Supplemental Stock Issuance Agreement”) pursuant to which Fibrocell agreed to issue to Intrexon a number of shares of Fibrocell common stock (the “Supplemental Access Fee Shares”) valued at $5.0 million based on a per share value of $4.88 per share, which was the closing price of Fibrocell common stock on the NYSE MKT on the day prior to execution of the Second Amendment, in partial consideration for the additional rights granted to Fibrocell under the Second Amendment. The Supplemental Access Fee Shares will be issued upon the satisfaction of customary closing conditions, including the approval for the listing of the Supplemental Access Fee Shares on the NYSE MKT.

The foregoing summaries of the Second Amendment, Supplemental Stock Issuance Agreement, Channel Agreement and First Amendment do not purport to be complete and are qualified in their entirety by reference to the definitive documents attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, which are incorporated herein by reference.

The press release dated January 13, 2014 announcing the transactions described above is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2014

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Exclusive Channel Collaboration Agreement, dated as of January 10, 2014, between Intrexon and Fibrocell.

10.2	Supplemental Stock Issuance Agreement, dated as of January 10, 2014, between Intrexon and Fibrocell.

10.3	Exclusive Channel Collaboration Agreement, dated as of October 5, 2012, between Intrexon and Fibrocell (incorporated by reference to Exhibit 10.8 to Intrexon’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on July 9, 2013).*

10.4	First Amendment to Exclusive Channel Collaboration Agreement, dated as of June 28, 2013, between Intrexon and Fibrocell (incorporated by reference to Exhibit 10.8A to Intrexon’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on July 9, 2013).

99.1	Press release dated January 13, 2014.

*	Portions of the exhibit (indicated by asterisks) have been omitted pursuant to a confidential treatment order granted by the Securities and Exchange Commission.

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